JOINT FILERS’ NAMES AND ADDRESSES

1.	Name:	WPM GP, LLC
	Address:	c/o Warburg Pincus LLC
450 Lexington Avenue
New York, NY 10017

2.	Name:	Warburg Pincus Private Equity IX, L.P.
	Address:	c/o Warburg Pincus LLC
450 Lexington Avenue
New York, NY 10017

3.	Name:	Warburg Pincus IX LLC
	Address:	c/o Warburg Pincus LLC
450 Lexington Avenue
New York, NY 10017

4.	Name:	Warburg Pincus Partners LLC
	Address:	c/o Warburg Pincus LLC
450 Lexington Avenue
New York, NY 10017

5.	Name:	Warburg Pincus & Co.
	Address:	c/o Warburg Pincus LLC
450 Lexington Avenue
New York, NY 10017

6.	Name:	Warburg Pincus LLC
	Address:	450 Lexington Avenue
New York, NY 10017

7.	Name:	Charles R. Kaye
	Address:	c/o Warburg Pincus LLC
450 Lexington Avenue
New York, NY 10017

8.	Name:	Joseph P. Landy
	Address:	c/o Warburg Pincus LLC
450 Lexington Avenue
New York, NY 10017